UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2004

NEW CENTURY TRS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On October 1, 2004, New Century Mortgage Corporation (“NCMC”), a wholly-owned subsidiary of New Century TRS Holdings, Inc. (formerly known as New Century Financial Corporation) (“New Century TRS”), NC Capital Corporation (“NC Capital”), a wholly-owned subsidiary of NCMC, NC Residual II Corporation (“NCRII”), a wholly-owned subsidiary of NC Capital, New Century Credit Corporation (“New Century Credit”), a wholly-owned subsidiary of New Century Financial Corporation (formerly known as New Century REIT, Inc.), a Maryland corporation and the parent of New Century TRS (“NCFC”), Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc. (collectively, “Morgan Stanley”), entered into a Third Amended and Restated Master Loan and Security Agreement (the “Amended Morgan Stanley Loan Agreement”). The purpose of the Amended Morgan Stanley Loan Agreement was to modify that certain Second Amended and Restated Master Loan and Security Agreement, dated as of January 30, 2004, as amended (the “Existing Morgan Stanley Loan Agreement”), to permit the restructuring of the business operations (the “REIT Conversion Transactions”) and related equity offering of NCFC in order to enable NCFC to be in a position to be taxed as a real estate investment trust under the Internal Revenue Code of 1986. In connection with the execution of the Amended Morgan Stanley Loan Agreement, NCFC, New Century TRS, and Morgan Stanley entered into a Termination of Guaranty (the “Morgan Stanley Termination of Guaranty”), terminating New Century TRS’s obligations as a guarantor under the Existing Morgan Stanley Loan Agreement. The Morgan Stanley Termination of Guaranty is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Termination of Guaranty, dated as of October 1, 2004, among New Century Financial Corporation, New Century TRS Holdings, Inc., Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY TRS HOLDINGS, INC.

October 6, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Termination of Guaranty, dated as of October 1, 2004, among New Century Financial Corporation, New Century TRS Holdings, Inc., Morgan Stanley Bank and Morgan Stanley Mortgage Capital Inc.